                                    March 31, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

   Re:  GreenPoint Mortgage Funding Trust 2006-AR2, Mortgage Pass-Through
        Certificates, Series 2006-AR2

Ladies and Gentlemen:

      We have advised  Structured  Asset  Mortgage  Investments  II Inc.  (the
"Registrant")  with  respect to  certain  federal  income  tax  aspects of the issuance by the Registrant of the GreenPoint  Mortgage Funding Trust 2006-AR2,
Mortgage  Pass-Through  Certificates,  Series  2006-AR2  (the  "Certificates")
issuable  in series.  Such  advice  conforms  to the  description  of selected federal income tax  consequences to holders of the  Certificates  that appears under the heading  "Federal  Income Tax  Consequences"  in the prospectus (the
"Prospectus")  forming  a part of the  Registration  Statement  on Form S-3 as filed by the Registrant with the Securities and Exchange  Commission under the
Securities  Act of 1933,  as  amended  (the  "Act"),  on March  10,  2006 (the
"Registration  Statement").  Such  description does not purport to discuss all possible income tax ramifications of the proposed  issuance,  but with respect to those tax consequences which are discussed,  in our opinion the description is accurate in all  material  respects,  and we hereby  confirm and adopt that description as our opinion herein.

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement and to the use of our name  wherever  appearing in the
Registration  Statement and the Prospectus  contained therein.  In giving such consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and regulations of the Commission  issued thereunder, with respect to any part of the Registration Statement,  including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP